                                                                    EXHIBIT 10.4

                                                               EXECUTION VERSION

                SECOND AMENDMENT TO AMENDED AND RESTATED BINDING
                                   TERM SHEET

      This SECOND AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET (this "AMENDMENT") is made effective as of January 26, 2005 by and between NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "COMPANY"), and TOUCAN CAPITAL FUND II, L.P., a Delaware limited partnership ("TOUCAN").

                                    RECITALS

      WHEREAS, the Company and Toucan are party to that certain Binding Convertible Preferred Stock Term Sheet originally dated April 26, 2004 and amended and restated on October 22, 2004 as further amended on December 27, 2004 (the "CONVERTIBLE PREFERRED STOCK TERM SHEET").

      WHEREAS, concurrently herewith, the Company and its affiliates, if any, and Toucan and its designees, are entering into Amendment No. 4 (the "FOURTH AMENDMENT") to that certain Amended and Restated Recapitalization Agreement by and between the parties thereto; and

      WHEREAS, in connection with the Fourth Amendment, the Company and Toucan desire to amend the Convertible Preferred Stock Term Sheet as provided herein.

                                    AGREEMENT

      NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Toucan agree as follows:

      1. The paragraph of the Convertible Preferred Stock Term Sheet entitled "Board of Directors:" is hereby amended and restated in its entirety as follows:

      "The authorized number of directors shall initially be one (1). The authorized number of directors may not be increased or decreased without the consent of the holders of a majority of the shares of Convertible Preferred Stock. The holders of a majority of the shares of Convertible Preferred Stock, acting in their sole discretion, may require the Company to increase the total number of authorized directors at any time following the first closing of the Convertible Preferred Stock, up to a maximum of seven (7) directors. Subject to the limitation in the following sentence, any newly created directorships shall be designated by the holders of a majority of the shares of Convertible Preferred Stock, acting in their sole discretion, to be filled by either: (i) an outside director with significant industry experience, who is reasonably acceptable to the holders of a majority of the Convertible Preferred Stock, to be elected by the holders of the Company's Common Stock (which may, subject to applicable law, the Certificate of Incorporation or the Bylaws, be filled initially by vote of the remaining director(s)) (a "COMMON DIRECTORSHIP"); or (ii) a director to be designated by the holders of a majority of the Convertible Preferred Stock (a "PREFERRED

                                                               EXECUTION VERSION

      DIRECTORSHIP"). Notwithstanding the foregoing, no more than four (4) directorships shall be designated as Preferred Directorships, no more than two (2) directorships shall be designated as Common Directorships, and one
      (1) director shall be the chief executive officer of the Company."

      2. Unless specifically modified or changed by the terms of this Amendment, all terms and conditions of the Convertible Preferred Stock Term Sheet shall remain in effect and shall apply fully as described and set forth in the Convertible Preferred Stock Term Sheet.

      3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                                       2.

                                                               EXECUTION VERSION

      The Company and Toucan have executed this SECOND AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET as of the day and year first written above.

TOUCAN CAPITAL FUND II, L.P.                    NORTHWEST BIOTHERAPEUTICS, INC.

By: /s/ Linda Powers                            By: /s/ Alton Boynton
    --------------------------                      -----------------
Name:  Linda Powers                             Name:  Alton L. Boynton
Title: Managing Director                        Title: President

                                       3.